Exhibit 99.1

Laser Photonics Announces 2024 Annual Shareholder Meeting Results

ORLANDO, Sept. 4, 2024 – Laser Photonics Corporation (LPC) (NASDAQ: LASE), a leading global industrial developer of laser systems for cleaning and other material processing applications, today announced results of its August 30, 2024 Shareholder Annual Meeting.

The company’s 4 director nominees (Wayne Tupuola, Tim Miller, Troy Parkos, Carlos M. Gonzalez) were re-elected to one-year terms expiring at the at the annual meeting of stockholders of the company in 2025, or until their successors are elected and qualified.

Shareholders also voted to ratify the selection of M&K CPAS as LPC’s independent registered public accounting firm for the 2024 fiscal year.

“We appreciate all our shareholders for their active involvement and continued support. The year 2023 brought both challenges and opportunities, allowing us to strategically position Laser Photonics for future advancements and growth. With the right products, team, and strategy, we are confident in achieving significant success in 2024 and beyond,” said Wayne Tupuola, CEO of LPC.

The final results have been verified by the independent inspector of elections.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s plans, prospects, potential results and use of proceeds. These statements are based on current expectations as of the date of this press release and involve several risks and uncertainties, which may cause results and uses of proceeds to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, those described under the caption “Risk Factors” in the Registration Statement. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release except as required by applicable laws or regulations.

About Laser Photonics Corporation

Laser Photonics is a vertically integrated manufacturer and R&D Center of Excellence for industrial laser technologies and systems. LPC seeks to disrupt the $46 billion, centuries old, sand and abrasives blasting markets, focusing on surface cleaning, rust removal, corrosion control, de-painting and other laser-based industrial applications. LPC’s new generation of leading-edge laser blasting technologies and equipment also addresses the numerous health, safety, environmental, and regulatory issues associated with the old methods. As a result, LPC has quickly gained a reputation as an industry leader for industrial laser systems with a brand that stands for quality, technology and product innovation. Currently, world-renowned and Fortune 1000 manufacturers in the aerospace, automotive, defense, energy, maritime, nuclear and space industries are using Laser Photonics’ “unique-to-industry” systems. For more information, visit https://www.laserphotonics.com.

Investor Relations Contact:

laser@haydenir.com

Media Contact:

Karla Kizzort

Marketing Specialist

Laser Photonics Corporation

kkizzort@laserphotonics.com